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                                                                    EXHIBIT 99.1

       APPLIED MATERIALS TO EXPAND NANOMANUFACTURING TECHNOLOGY SOLUTIONS
                        WITH ACQUISITION OF APPLIED FILMS

SANTA CLARA, Calif., and LONGMONT, Colo., May 4, 2006 -- Applied Materials, Inc. (Nasdaq: AMAT) and Applied Films Corporation (Nasdaq: AFCO) today announced that they have signed a definitive agreement for Applied Materials to acquire Applied Films. Applied Films is a leading supplier of thin film deposition equipment used in manufacturing flat panel displays (FPDs), solar cells, flexible electronics and energy-efficient glass. This acquisition will complement Applied Materials' thin film nanomanufacturing technology(TM) capabilities and provide Applied Materials with an opportunity to expand into growing new markets.

Under the terms of the agreement approved by both boards of directors, Applied Materials will pay $28.50 per share in cash for each outstanding share of Applied Films, which represents a total purchase price of approximately $464 million, or approximately $303 million net of Applied Films' existing cash and marketable securities. In addition, Applied Materials will assume Applied Films' outstanding stock options and other equity awards.

"The acquisition of Applied Films expands our flat panel business to offer color filter products, and opens the fast-growing solar market for us," said Mike Splinter, president and CEO of Applied Materials. "Both companies have a strong history of developing new and innovative technologies. Together, we expect to speed the development and availability of new products for a variety of emerging applications."

Applied Films' PVD (physical vapor deposition)-based flat panel display products align well with Applied Materials' existing FPD thin film deposition capabilities. Applied Materials is a leading supplier of CVD (chemical vapor deposition) and test equipment for manufacturing the display's transistor layer, while Applied Films is a recognized leader in the production of FPD color filter systems and has developed significant expertise in large area PVD.

"The acquisition is also anticipated to provide growth opportunities for Applied Materials in solar cell as well as flexible electronics applications where our combined knowledge and capabilities will enable us to bring a new level of expertise to these expanding markets," said Mark Pinto, senior vice president and chief technical officer of Applied Materials. "In solar cell manufacturing, we expect to help customers deliver higher levels of output at lower production cost -- a critical step to making alternative forms of clean energy more available and affordable. By combining Applied Films' existing platforms with Applied Materials' broad process portfolio and global customer relationships, we can also accelerate a number of new applications for electronics on flexible substrates."

"We are excited by the opportunity to join a global leader that has provided innovative technology benefiting the electronics industry for nearly 40 years," commented Thomas T. Edman, president and CEO of Applied Films. "We look forward to having the substantial expertise and resources of Applied

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                                 Applied Materials, Inc. and Applied Films Corp.
                                                                     May 4, 2005
                                                                     Page 2 of 3



Materials to drive new applications, innovations and efficiencies for our global customer base -- while providing the potential to reach many new customers."

Applied Materials and Applied Films will discuss today's announcement on a conference call today beginning at 7:00 a.m. Pacific Daylight Time. A live webcast of the conference call will be available on Applied Materials' web site at www.appliedmaterials.com and a replay will be available after 2:00 p.m. Pacific Daylight Time.

Completion of the transaction is subject to customary closing conditions, including the approval of Applied Films' shareholders and receipt of regulatory approvals. Applied Films will file a proxy statement in connection with the proposed merger, which will be mailed to its shareholders. The companies expect to close the transaction during Applied Materials' third fiscal quarter of 2006.

This press release contains forward-looking statements relating to Applied Materials' anticipated acquisition of Applied Films and expected benefits of the transaction, including growth opportunities in existing and emerging markets, technology leadership and improved product capabilities. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those stated or implied, including but not limited to: the satisfaction of closing conditions; the successful integration and performance of the acquired business; sustainability of demand in the semiconductor and semiconductor-related industry, and broadening of demand for emerging applications such as solar cells and flexible electronics, which are subject to many factors, including global economic conditions, business spending, consumer confidence, demand for electronic products and integrated circuits, and geopolitical uncertainties; Applied Materials' ability to develop, deliver and support a broad range of products and to expand its markets and develop new markets; the ability to obtain and protect intellectual property rights in key technologies; the retention of key employees; the ability to realize synergies expected to result from the acquisition; successful commercialization of purchased technologies; the effectiveness of internal controls; unknown, underestimated or undisclosed commitments or liabilities; and other risks described in Applied Materials' and Applied Films' Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. All forward-looking statements are based on managements' estimates, projections and assumptions as of the date hereof and Applied Materials and Applied Films assume no obligation to update any such statement.

Applied Films Corporation is a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, architectural glass, solar cell, and the consumer products packaging and electronics industries. For more information, please visit www.appliedfilms.com.

Applied Materials, Inc. is the global leader in nanomanufacturing technology(TM)solutions for the electronics industry with a broad portfolio of innovative equipment, service and software products. At Applied Materials, we apply nanomanufacturing technology to improve the way people live. Learn more at www.appliedmaterials.com.


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                                 Applied Materials, Inc. and Applied Films Corp.
                                                                     May 4, 2005
                                                                     Page 3 of 3


IMPORTANT ADDITIONAL INFORMATION TO BE FILED WITH THE SEC

Applied Films will file a proxy statement in connection with the proposed merger, which will be mailed to its shareholders. Applied Films' shareholders and other investors are urged to carefully read the proxy statement and other relevant materials when they become available because they will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by Applied Films with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Applied Films by going to the investor relations page of its web site at www.appliedfilms.com or by contacting: Applied Films Corporation Chief Financial Officer, 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504.

Applied Films and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement with Applied Materials. A description of any interests that Applied Films' directors and officers have in the transaction will be available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Applied Films common stock as of August 19, 2005, is also set forth in the Schedule 14A filed by Applied Films on September 30, 2005, with the SEC. These documents are available free of charge at the SEC's web site at www.sec.gov or by going to the investor relations page of Applied Films' corporate website at www.appliedfilms.com.

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CONTACTS IN THE U.S.:

APPLIED MATERIALS
Dave Miller (business media)                408/563-9582
Betty Newboe (technical media)              408/563-0647
Randy Bane (financial community)            408/986-7916

APPLIED FILMS
Lawrence Firestone (CFO)                    303/774-3200


CONTACT IN GERMANY:

FLEISHMAN-HILLARD GERMANY
Patrick Racky                     0049 (0) 69-405702-464